UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 16, 2019 (April 16, 2019)

Warner Music Group Corp.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1633 Broadway New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

On April 16, 2019, Warner Music Group Corp. (“Warner Music Group”) announced that, through its wholly owned subsidiary WMG Acquisition Corp. (the “Company”), it has commenced a private offering of €195,000,000 in aggregate principal amount of additional 3.625% Senior Secured Notes due 2022 (the “Additional Notes”). The original 3.625% Senior Secured Notes due 2026 were issued in an aggregate principal amount of €250 million on October 9, 2018 (the “Original Notes”). The Additional Notes and the Original Notes will be treated as the same series for all purposes under the indenture that governs the Original Notes and will govern the Additional Notes.

On April 16, 2019, the Company issued a press release, attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 16, 2019, issued by Warner Music Group Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WARNER MUSIC GROUP CORP.

Date: April 16, 2019	By:	/s/ Paul M. Robinson
	Name:	Paul M. Robinson
	Title:	Executive Vice President, General Counsel and Secretary